Exhibit 3.13

CERTIFICATE OF FORMATION

OF

ENVIVA PELLETS COTTONDALE, LLC

This Certificate of Formation (the “Certificate”) of Enviva Pellets Cottondale, LLC (the “Company”), dated January 23, 2015, has been duly executed, and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1.                                      Name. The name of the Company is Enviva Pellets Cottondale, LLC.

2.                                      Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3.                                      Effectiveness. This Certificate shall become effective as of 12:01 a.m. Eastern Standard Time on January 24, 2015.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

/s/ William H. Schmidt, Jr., Authorized Person